SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                 March 23, 1999
                Date of Report (Date of earliest event reported)


                              HALSTEAD ENERGY CORP.
             (Exact Name of Registrant as Specified in its Charter)


        Nevada                 0-25660                   87-0446395
                                                        IRS Employer
(State of Organization) (Commission File Number)    (Identification Number)



                                33 Hubbells Drive
                              Mount Kisco, NY 10549
        (Address of Registrant's Principal Executive Office) (Zip Code)


                                 (914) 666-5800
              (Registrant's telephone number, including area code)


                              ----------------------

          (Former Name or Former Address, if Changed Since Last Report)

Item 3.    Bankruptcy or Receivership.

         (a) On March 22, 1999, Infinity Investors Limited ("Infinity"), a creditor and shareholder of the Halstead Energy Corp. (the "Registrant"), filed a Motion for Ex Parte Appointment of Receiver against Halstead Energy Corp., a Nevada corporation, Claire E. Tarricone, Anthony J. Tarricone, Joseph A. Tarricone, Edwin Goldwasser, Joseph Gatti and Does 1 through 10 (the "Defendants"), with the Second Judicial District Court of the State of Nevada in and for the County of Washoe. On March 23, 1999, the Second Judicial District Court of the State of Nevada in and for the County of Washoe granted the Motion for Ex Parte Appointment of Receiver and further ordered that Bernard A. Katz ("Katz"), a partner of J.H. Cohn LLP ("J.H. Cohn"), be appointed receiver of the Registrant to (i) preserve the assets of the Registrant for the benefit of its shareholders and creditors; (ii) possess and control the accounts, funds, monies and books and records of the Registrant; and (iii) undertake the daily business operations of the Registrant pursuant to the function, powers and duties conferred on receivers as provided under Nevada State Law. Upon the issuance of the order, the Receiver entered upon and secured possession of the premises of Halstead Quinn Propane, Inc., a New York corporation and a wholly-owned operating subsidiary of the Registrant ("HQ"), by changing the locks of, answering the phones of and denying HQ management entry onto the premises owned by HQ.

                  Unable to conduct its business,  on March 26, 1999, HQ filed a motion for order to show cause with temporary restraining order against the Receiver in Part 1 of the Supreme Court of the State of New York ("New York
State"). On that same day, an order to show cause with temporary restraining order was granted enjoining and restraining the Receiver, its agents, employees, affiliates, subsidiaries or any other entity or person acting under and/or of its authority or direction from taking any action with respect to HQ's property in New York and (i) enjoining the Receiver, directly or indirectly, from exercising or attempting to exercise possession, custody or control over Registrant's property in New York;(ii) enjoining the Receiver, directly or indirectly, from interfering with the management and operation of Registrant's business or its property in New York; (iii) enjoining the Receiver, directly or indirectly, from restraining, impeding or interfering with the officers, directors and/or employees of Registrant from managing or operating the business and affairs in New York; (iv) compelling the Receiver to surrender all of Registrant's property in their custody, possession or control derived from their entry upon Registrant's premises in Mt. Kisco, including copies of any books, records or information made or obtained by the Receiver thereof; and (v)
compelling the Receiver to surrender to Registrant all keys, passes, combinations, locks or other physical restraints placed or imposed directly or indirectly by the Receiver over or upon Registrant's property in Mt. Kisco. HQ also on that same date commenced a lawsuit in New York State Court against Katz and J.H. Cohn to recover damages sustained by HQ as a result of what management believes was Katz's and J.H. Cohn's illegal and tortious interference with HQ and it's property.


         (b) On April 1, 1999, the Registrant filed a petition requesting relief under chapter 11 of the Bankruptcy Code (title 11 of the United States Code) with the United States Bankruptcy Court for the Southern District of New York. The Bankruptcy Court, in response, ordered that the Registrant, as debtor-in-possession, as of the date of filing its Chapter 11 petition, shall retain control of a bank account with the Bank of New York (the "Account") for operational purposes conditional upon the Registrant's making appropriate notations in its books and records related to the Account to reflect the commencement of this Chapter 11 case and all checks issued by the Registrant shall include the designation "Debtor-in-Possession" or "DIP" on the face of such checks. The order further authorized and directed the Bank of New York to continue to serve and administer the Account and enjoined the Bank of New York from offsetting, freezing or otherwise impeding the use of a transfer or, or access to, funds deposited by the Registrant in the Account by reason of any claim, as defined in 11 U.S.C. ss. 101(5), of the Bank of New York against the Registrant that was prior to the filing of the Chapter 11 Petition. Additionally, the order operated to stay all of the Nevada receivership proceedings pursuant to automatic stay provisions of the Bankruptcy Code. 11 U.S.C. ss. 362.

                  On April 5, 1999, Infinity filed a motion in the Debtor's bankruptcy case seeking, among other things, to have the Receiver remain in possession of the Registrant's property or, in the alternative, to appoint a Chapter 11 trustee for the Registrant, pursuant to Section 1104 of the Bankruptcy Code. The Bankruptcy Court has set a hearing date of April 26, 1999 to consider and decide Infinity's motion. The Registrant intends to contest Infinity's motion.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     HALSTEAD ENERGY CORP.
                                  (Registrant)


                                                     By: /s/ Claire E. Tarricone
                                                         _______________________
                                                          Claire E. Tarricone
                                                          President

Date:  April 12, 1999